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                                                                  Exhibit 23.3

                                 [LETTERHEAD]

                 Consent of Independent Financial Advisor to the
      Merger Committee of the Board of Directors of Chapman Holdings, Inc.

     As independent financial adviser to the Merger Committee of the Board of Directors of Chapman Holdings, Inc., we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

Baltimore, Maryland                           /s/ Mark Rust
November 11, 1999                             -------------------------------
                                              Mark Rust
                                              Vice President
                                              Farris, Baker Watts, Incorporated